UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24,  2005

Commission File Number: 0-25662

ANADIGICS, Inc.
(Exact name of registrant as specified in its charter)
Delaware	22-2582106
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

141 Mt. Bethel Road, Warren, NJ 07059	07059
(Address of prinicipal executive offices)	(Zip Code)

908-668-5000
(Registrants telephone number, including area code)

Item 2.02 Results of Operations and Financial Condition

On October 24, 2005, ANADIGICS Inc. ("ANADIGICS") is issuing a press release and holding a conference call announcing its financial results for the quarter ending October 1, 2005. A copy of the release is furnished as Exhibit 99.1 to this Form 8-K. The information in this Form 8-K and the Exhibit attached hereto is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1 Press release issued by ANADIGICS, Inc. dated October 24, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
ANADIGICS, Inc.
Date: October 24, 2005	By:	/s/ Thomas Shields
Sr. Vice President & CFO

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
99.1	Press release dated October 24, 2005, announcing ANADIGICS, Inc.'s financial results for the third quarter ended October 1, 2005.

ANADIGICS REPORTS RESULTS FOR THIRD QUARTER 2005

WARREN, NJ—October 24, 2005—ANADIGICS, Inc. (Nasdaq: ANAD), a leading supplier of wireless and broadband communications solutions, reported third quarter 2005 net sales of $29.3 million compared to net sales of $23.9 million in the prior quarter and $25.1 million in the year ago quarter. The net loss for the quarter was $6.8 million or $0.20 per share compared with a net loss of $9.1 million or $0.27 per share in the prior quarter and $8.3 million or $0.25 per share in the year ago quarter.

For the nine months ended October 1, 2005 net sales were $75.0 million compared with $68.9 million in the nine months ended October 2, 2004. The net loss for the nine months ended October 1, 2005 was $27.3 million or $0.81 per share compared with $32.8 million or $1.02 per share in the prior year.

As of October 1, 2005, cash and short and long-term marketable securities totaled $87.2 million compared with $90.0 million at the end of the second quarter 2005.

“We are extremely pleased with our overall third quarter financial performance,” said Dr. Bami Bastani, President and Chief Executive Officer of ANADIGICS. “Our 22.6% sequential revenue growth and improved operating results were led by a 45% sequential increase in Wireless that highlights our market share increase and expansion in GSM/GPRS, EDGE, and WCDMA handsets. Broadband also delivered solid results with a sequential revenue increase of 6% led by a 34% growth in WiFi sales.”

The Company also noted that the Strategic Planning Committee of the Company’s Board of Directors continues to evaluate strategic initiatives as previously communicated.

Outlook for Fourth Quarter 2005
Net sales are expected to grow by approximately 15% in the fourth quarter 2005 based on continued sequential growth in both Wireless and Broadband. Loss per share is estimated to improve by 35% for the fourth quarter of 2005.

RECENT HIGHLIGHTS
October 19, 2005 - ANADIGICS Unveils High Performance Fiber-to-the-Home/Fiber-to-the-Premises RF Amplifier
September 26, 2005 - ANADIGICS Raises the Bar with HELP2™ CDMA Power Amplifiers
September 12, 2005 - ANADIGICS Expands HELP™ WCDMA Power Amplifier Family
August 4, 2005 - ANADIGICS Expands Intellectual Property Portfolio
July 25, 2005 - ANADIGICS Unveils New Family of Dual-Band CDMA Power Amplifiers

CONFERENCE CALL
ANADIGICS’ senior management will conduct a conference call today at 8:30 AM Eastern time. A live audio Webcast will be available at www.anadigics.com. A recording of the call will be available approximately two hours after the end of the call on the ANADIGICS Web site or by dialing (800) 688-7945 (available until October 31).

# # #
ANADIGICS, Inc. (Nasdaq: ANAD) designs and manufactures radio frequency integrated circuit (RFIC) solutions for growing broadband and wireless communications markets. The Company's innovative high frequency RFICs enable manufacturers of communications equipment to enhance overall system performance, and reduce manufacturing cost and time to market. By utilizing state-of-the-art manufacturing processes for its RFICs, ANADIGICS achieves the high-volume and cost-effective products required by leading companies in its targeted high-growth communications markets. ANADIGICS was the first GaAs IC manufacturer to receive ISO 9001 certification and is certified to the ISO 9001:2000 and ISO 14001:1996 quality standards.

Except for historical information contained herein, this press release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, order rescheduling or cancellation, changes in customers' forecasts of product demand, timely product and process development and protection of the associated intellectual property rights, individual product pricing pressure, variation in production yield, changes in estimated product lives, difficulties in obtaining components and assembly and test services needed for production of integrated circuits, change in economic conditions of the various markets the Company serves, as well as the other risks detailed from time to time in the Company's reports filed with the Securities and Exchange Commission, including the report on Form 10-K for the year ended December 31, 2004. Actual results could differ materially from the Company's forward-looking statements. These forward-looking statements can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", or words of similar import. Similarly, statements that describe the Company's future plans, objectives, estimates, or goals are forward-looking statements. Important factors that could cause actual results and developments to be materially different from those expressed or implied by such statements include those factors discussed herein.

ANADIGICS, Inc.
Consolidated Statements of Operations
(Unaudited)
(Amounts in thousands, except share and per share amounts)

	Three months ended			Nine months ended
	October 1, 2005	July 2, 2005	October 2, 2004	October 1, 2005	October 2, 2004

Net sales	$29,264	$23,943	$25,053	$74,980	$68,935
Cost of sales	22,691	19,511	19,811	61,454	58,193
Gross profit	6,573	4,432	5,242	13,526	10,742
Research and development expenses	7,491	7,374	7,884	22,727	25,652
Selling and administrative expenses	5,234	5,506	5,482	16,292	17,371
Restructuring and other charges	-	-	-	(120)	-
Operating loss	(6,152)	(8,448)	(8,124)	(25,373)	(32,281)
Interest income	607	599	469	1,783	1,679
Interest expense	(1,250)	(1,249)	(955)	(3,748)	(2,835)
Gain on notes repurchase	-	-	327	-	327
Other income (expense)	15	9	(36)	18	308
Net loss	$(6,780)	$(9,089)	$(8,319)	$(27,320)	$(32,802)

Basic and diluted loss per share
Net loss	$(0.20)	$(0.27)	$(0.25)	$(0.81)	$(1.02)

Weighted average common
shares outstanding	34,067,204	34,057,232	32,770,442	33,871,838	32,251,721

ANADIGICS, Inc.
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	October 1, 2005		December 31, 2004
Assets	(unaudited	)

Current assets:
Cash and cash equivalents	$10,727		$11,171
Marketable securities	71,829		63,615
Accounts receivable	17,816		10,770
Inventory	13,073		14,436
Prepaid expenses and other current assets	2,674		3,073
Total current assets	116,119		103,065

Marketable securities	4,614		29,265

Plant and equipment	35,012		43,038

Goodwill and other intangibles, net of amortization	6,079		6,297
Other assets	3,188		4,230
	$165,012		$185,895

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$14,170		$8,021
Accrued liabilities	3,681		4,783
Accrued restructuring costs	52		726
Capital lease obligations	-		18
Total current liabilities	17,903		13,548

Other long-term liabilities	3,132		3,032
Long-term debt	84,700		84,700

Total Stockholders’ equity	59,277		84,615
	$165,012		$185,895

The condensed balance sheets at December 31, 2004 has been derived from the audited financial statements at such date but does not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.